                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c)
         or Section 240.14a-12

                                Geron Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount Previously Paid:

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

                                  [GERON LOGO]

                               GERON CORPORATION
                             230 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2001

To the Stockholders of Geron Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GERON CORPORATION, a Delaware corporation (the "Company"), will be held on Friday, May 18, 2001, at 9:00 a.m. local time at the Company's headquarters, 230 Constitution Drive, Menlo Park, California 94025 for the following purposes:

     1. To elect two Class II directors to hold office until the annual meeting of stockholders in the year 2004 and until the election and qualification of their respective successors.

     2. To approve an amendment to the Company's 1992 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such Plan by 750,000 shares.

     3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business, including the nominees for Class II directors, are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on Monday, March 26, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Shares of common stock may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          By Order of the Board of Directors

                                          /s/ DAVID L. GREENWOOD
                                          David L. Greenwood
                                          Secretary

Menlo Park, California
March 28, 2001

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               GERON CORPORATION
                             230 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This proxy statement is being furnished to stockholders of Geron Corporation, a Delaware corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 18, 2001, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company headquarters, 230 Constitution Drive, Menlo Park, California 94025. This proxy statement and accompanying proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 9, 2001.

SOLICITATION AND VOTING OF PROXIES

     Only holders of record at the close of business on Monday, March 26, 2001, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the Record Date, there were 21,784,021 shares of common stock, par value $.001 per share (the "Common Stock") outstanding. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

     In order to constitute a quorum and to transact business at the meeting, a majority of the outstanding shares of Common Stock on the Record Date must be represented at the meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the aggregate votes present, in person or by proxy, at the meeting. Accordingly, neither abstentions, nor broker non-votes, will affect the outcome of the election of candidates for director. The proposal to approve and adopt the Amendment to the 1992 Stock Option Plan (the "Plan") requires the affirmative vote of a majority of the aggregate votes present, in person or by proxy, at the meeting. Accordingly, proxies reflecting abstentions as to this proposal will be treated as votes against the Plan. Broker non-votes, however, will be treated as unvoted for purposes of this proposal, and thus will not be counted as votes for or against the Plan.

VOTING VIA THE INTERNET OR BY TELEPHONE

     Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers, or other agents, rather than the Company's proxy card.

     A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting web site http://www.proxyvote.com.

     Submitting your proxy via the Internet or by telephone will not affect your right to revoke your proxy and vote in person should you decide to attend the Annual Meeting.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary at Geron's offices, 230 Constitution Drive, Menlo Park, California 94025, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

              MATTERS TO BE CONSIDERED AT THE 2001 ANNUAL MEETING

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Geron's Board of Directors currently consists of seven members. Geron's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. Geron's Certificate of Incorporation also provides that upon expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

     The term of the Class II directors has expired and two nominees for director are to be elected as Class II directors. The two nominees are Thomas D. Kiley, Esq. and Edward V. Fritzky, each of whom currently serves as a Class II director. The Class I directors, Thomas B. Okarma, Ph.D., M.D. and John P. Walker, have two years remaining on their term of office and the Class III directors, Alexander E. Barkas, Ph.D. and Robert B. Stein, M.D., Ph.D., have one year remaining on their term of office.

     In February 2001, Gary L. Neil, a Class I director, passed away. Following Mr. Neil's death, Geron's Board of Directors took action to reduce the number of Class I directors by one. In addition, Ronald W. Eastman, a current Class II director, will not stand for re-election and has resigned effective prior to the 2001 Annual Meeting. Geron's Board of Directors has taken action so that upon the resignation of Mr. Eastman, the number of Class II directors will be reduced by one.

     The Company is actively searching for appropriate candidates to become Class I and II directors. Once appropriate candidates have been identified, the Board of Directors will increase the size of both Class I and Class II to three directors. Following this increase, the two candidates identified by the Company will be appointed by the Board of Directors to fill the newly created Class I and Class II director vacancies. Each director so appointed will serve as a director for the remainder of the term for the Class I or Class II directors, as applicable.

     The Board of Directors has selected two nominees for Class II directors, both of whom are currently directors of the Company. The two candidates receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as Class II directors of the Company. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the proposal.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS

     Set forth below is information regarding the nominees for Class II director, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE YEAR TERM EXPIRING AT THE
                              2004 ANNUAL MEETING

NOMINEES FOR CLASS II DIRECTOR (TERM EXPIRING AT THE 2004 ANNUAL MEETING)

                 NAME                    AGE    PRINCIPAL OCCUPATION/POSITION WITH THE COMPANY
                 ----                    ---    ----------------------------------------------
Thomas D. Kiley, Esq. .................  57     Attorney-at-law
Edward V. Fritzky......................  50     Chief Executive Officer and Chairman, Immunex
                                                Corporation

     Thomas D. Kiley, Esq., has served as a director of the Company since September 1992. Mr. Kiley is also a director of Connetics Corp. and certain privately held biotechnology and other companies. He has been self-employed since 1988 as an attorney, consultant and investor. From 1980 to 1988, he was an officer of Genentech, Inc., a biotechnology company, serving variously as Vice President and General Counsel, Vice President for Legal Affairs and Vice President for Corporate Development. From 1969 to 1980, he was with the Los Angeles law firm of Lyon & Lyon and was a partner at the firm from 1975 to 1980. Mr. Kiley holds a B.S. in Chemical Engineering from Pennsylvania State University and a J.D. from George Washington University.

     Edward V. Fritzky, has served as a director of the Company since July 1998. He has served as Chief Executive Officer and Chairman of Immunex Corporation since January 1994. Mr. Fritzky is also a director of Sonosite, Inc. Mr. Fritzky served as President of Lederle Laboratories, a division of American Cyanamid, from 1992 to 1994, and as Vice President of Lederle Laboratories from 1989 to 1992. Prior to joining Lederle Laboratories, Mr. Fritzky was an executive of Searle Pharmaceuticals, Inc., a subsidiary of the Monsanto Company. During his tenure at Searle, Mr. Fritzky was Vice President of Marketing in the United States, and later President and General Manager of Searle Canada, Inc. and Lorex Pharmaceuticals, a joint venture company. Mr. Fritzky holds a B.A. from Duquesne University and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     Set forth below is information regarding the continuing Class I and Class III directors of the Company, including their ages, the periods during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

CLASS III DIRECTORS (TERM EXPIRING AT THE 2002 ANNUAL MEETING)

                 NAME                    AGE    PRINCIPAL OCCUPATION/POSITION WITH THE COMPANY
                 ----                    ---    ----------------------------------------------
Alexander E. Barkas, Ph.D. ............  53     General Partner, Prospect Venture Partners
Robert B. Stein, M.D., Ph.D. ..........  50     Executive Vice President, Research &
                                                Preclinical Development, DuPont
                                                Pharmaceuticals

     Alexander E. Barkas, Ph.D., has served as Chairman of the Board since July 1993 and as a director of the Company since March 1992. Dr. Barkas is also a director of Connetics Corp. and several privately held medical technology companies. From March 1992 until May 1993, he served as President and Chief Executive Officer of the Company. He is a founding partner of Prospect Venture Partners, a venture capital investment firm formed in October 1997. Dr. Barkas was a partner with Kleiner Perkins Caufield & Byers, a venture capital investment firm, from 1991 to October 1997. He holds a B.A. from Brandeis University and Ph.D. from New York University.

     Robert B. Stein, M.D., Ph.D., has served as a director of the Company since April 1996. Since September 1996, Dr. Stein has been Executive Vice President of Research & Preclinical Development at DuPont Pharmaceuticals. From August 1993 to September 1996, Dr. Stein was Senior Vice President and Chief Scientific Officer of Ligand Pharmaceuticals, Inc., a pharmaceutical company, and from May 1990 to August 1993, he was Vice President of Research at Ligand. From 1982 to 1990, Dr. Stein held various positions with Merck, Sharp, and Dohme Research Laboratories, a pharmaceutical company, including Senior Director and Head of the Department of Pharmacology from 1989 to 1990. Dr. Stein holds a B.S. in Biology and Chemistry from Indiana University and a M.D. and Ph.D. in Physiology and Pharmacology from Duke University.

CLASS I DIRECTORS (TERM EXPIRING AT THE 2003 ANNUAL MEETING)

                      NAME                        AGE    PRINCIPAL OCCUPATION/POSITION WITH THE COMPANY
                      ----                        ---    ----------------------------------------------
Thomas B. Okarma, Ph.D., M.D. ..................  55     President and Chief Executive Officer
John P. Walker..................................  52     Chairman, Axys Pharmaceuticals, Inc.

     Thomas B. Okarma, Ph.D., M.D., has served as the Company's President, Chief Executive Officer and a director since July 1999. He is also a director of Geron Bio-Med Limited, a United Kingdom company. From May 1998 until July 1999, Dr. Okarma was the Vice President of Research and Development of Geron. From December 1997 until May 1998, Dr. Okarma was Vice President of Cell Therapies. From 1985 until joining Geron, Dr. Okarma, the scientific founder of Applied Immune Sciences, Inc., served initially as its Vice President of Research and Development and then as its Chairman and Chief Executive Officer until 1995 when it was acquired by Rhone-Poulenc Rorer. Dr. Okarma was a Senior Vice President at Rhone-Poulenc Rorer from the time of the acquisition of Applied Immune Sciences, Inc. until December 1996. From 1980 to 1985, Dr. Okarma was a member of the faculty of the Department of Medicine at Stanford University School of Medicine. Dr. Okarma holds a A.B. from Dartmouth College and a M.D. and Ph.D. from Stanford University.

     John P. Walker has served as a director of the Company since April 1997. He is currently Chairman and a director of Axys Pharmaceuticals, Inc. Mr. Walker is also Chairman of Microcide Pharmaceuticals and a director of Discovery Partners International Inc. and certain other privately held biotechnology companies. From 1993 to 2000, he was Chairman, Chief Executive Officer and a director of Axys Pharmaceuticals, Inc. Prior to his association with Arris, Mr. Walker was the Chairman and Chief Executive Officer of Vitaphore Corporation, a biomaterials company that was sold to Union Carbide Chemicals and Plastics Company Inc. in 1990. From 1971 to 1985, Mr. Walker was employed by American Hospital Supply Corporation in a variety of general management, sales and marketing positions, most recently serving as President of the American Hospital Company. He holds a B.A. from the State University of New York at Buffalo and is a graduate of the Advanced Executive Program, J.L. Kellogg Graduate School of Management at Northwestern University

     There are no family relationships among executive officers or directors of the Company.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2000, the Board of Directors held five meetings. The Board has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. During the fiscal year ended December 31, 2000, all of the incumbent directors attended at least 75% of the meetings of the Board and the committees, on which they served, during the period for which they were a director or committee member, respectively.

     The Audit Committee, which is comprised of Dr. Barkas and Messrs. Kiley and Walker met four times in 2000. In February 2001, Mr. Walker replaced Mr. Neil who served on the Audit Committee in 2000. The Audit Committee's responsibilities include: (i) recommending the selection of the Company's independent public auditors to the Board of Directors, (ii) consulting with the independent auditors with regard to the plan and scope of the audit, (iii) reviewing, in consultation with the independent auditors, their report of audit or proposed report of audit, and the accompanying management letter, if any, and
(iv) consulting with the independent auditors and management with regard to the adequacy of the internal controls.

     The Compensation Committee, which is comprised of Dr. Barkas and Mr. Walker, met two times during fiscal 2000 and acted by written consent on two occasions during fiscal 2000. The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers the incentive compensation and benefit plans of the Company, and performs such other functions regarding compensation as the Board may delegate. In addition, the Compensation Committee has exclusive authority to administer the 1992 Stock Option Plan with respect to executive officers and directors. Neither Dr. Barkas nor Mr. Walker is a former or current officer or employee of the Company or any of its subsidiaries, and they have no interlocking directorships.

     The Stock Option Committee was formed in December 1996 in order to provide timely option grants to new employees and consultants (other than executive officers and directors of the Company) and currently consists of one member, Dr. Okarma. The Stock Option Committee has limited authority to administer the Company's 1992 Stock Option Plan concurrently with the Compensation Committee. The Stock Option Committee has the authority to grant options for up to 20,000 shares of Common Stock to new employees and consultants in accordance with procedures approved by the Board of Directors. The Stock Option Committee acted by written consent on 15 occasions during fiscal 2000.

     The Nominating Committee was formed in February 2001 in order to make recommendations to the Board for candidates to be nominated for election or re-election as director by the stockholders or by the Board. The members of the Nominating Committee are Drs. Barkas and Okarma.

COMPENSATION OF DIRECTORS

  Fees

     Non-employee directors currently receive $1,000 for each board meeting attended and are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

  Directors' Stock Option Plan

     Each non-employee director received periodic option grants for shares of Common Stock pursuant to the Company's 1996 Directors' Stock Option Plan, as amended (the "Directors Plan"). The Directors Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

     The purpose of the Directors Plan is to provide an incentive for directors to continue to serve the Company as directors and to assist the Company in recruiting highly qualified individuals when vacancies occur on the Board of Directors.

     Option Grants. The Directors Plan provides that each person who becomes a non-employee director after the effective date of the Directors Plan shall be automatically granted a First Option to purchase 35,000 shares of Common Stock on the date on which such person first becomes a non-employee director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. A Subsequent Option granted to non-employee directors, other than the Chairman of the Board of Directors, to purchase 5,000 shares is automatically granted under the Directors Plan, to each non-employee director on each anniversary date of the election of the non-employee director to the Board provided the non-employee director is still on the Board. The Subsequent Option granted to the Chairman of the Board of Directors is for 10,000 shares. In the event that a director terminates his or her service to the Board of Directors prior to the next anniversary date of his or her election or appointment, he or she will be granted a prorated Subsequent Option reflecting the period of service since the last anniversary date. A Re-election Option to purchase 15,000 shares is also granted to each non-employee director upon such director's re-election to a subsequent three-year term on the Board of Directors.

     The Directors Plan provides that each First Option granted thereunder becomes exercisable in installments cumulatively as to one-third of the shares subject to the First Option on each of the first, second and third anniversaries of the date of grant of the First Option; as to 100% of the Shares subject to each Subsequent Option on the date of grant of each Subsequent Option; and in installments cumulatively as to one-third of shares subject to each Re-election Option on each of the first, second and third anniversaries of the date of grant of such Re-election Option. The options remain exercisable for up to 90 days following the optionee's termination of service as a director of the Company, unless such termination is a result of death or permanent and total disability, in which case the options (both those already exercisable and those that would have become exercisable had the director remained on the board for an additional 36 months) remain exercisable for up to a 24 month period following death or disability.

     Exercise Price and Term of Options. The exercise price of all stock options granted under the Directors Plan is equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option, which is defined to be the closing sale price of the Company's Common Stock on the Nasdaq National Market on the date of grant. Options granted under the Directors Plan have a term of ten years.

     Options Granted to Directors. During 2000, options to purchase 5,000 shares each were issued to Mr. Fritzky, Mr. Kiley, Mr. Neil, Dr. Stein, and Mr. Walker in connection with their anniversary dates under the Directors Plan. During 2000, an option to purchase 10,000 shares was issued to Dr. Barkas in connection with his anniversary date as Chairman of the Board under the Directors Plan. Also during 2000, options to purchase 15,000 shares each were issued to Mr. Neil and Mr. Walker in connection with their re-election to the Board at the 2000 Annual Meeting under the Directors Plan.

     Other Compensation. In April 1996, the Company entered into a Consulting Agreement with Thomas D. Kiley, a director of the Company, pursuant to which Mr. Kiley agreed to provide such advice and consultation as reasonably requested by the Company to its officers and scientists on the direction, implementation and operations of its scientific programs, business plans and management of intellectual property. As compensation for his services under this agreement, Mr. Kiley received an option under the 1992 Stock Option Plan to purchase 7,352 shares of Common Stock at an exercise price of $2.04 per share, with monthly vesting over a five year period. Unless otherwise terminated by either the Company or Mr. Kiley, this agreement will expire on April 10, 2001.

     In April 1997, the Company entered into a Consulting Agreement with John P. Walker, a director of the Company, pursuant to which Mr. Walker agreed to provide such advice and consultation as reasonably requested by the Company to its officers and scientists on the direction, implementation and operations of its scientific programs and business plans. As compensation for his services under this agreement, Mr. Walker received an option under the 1992 Stock Option Plan to purchase 10,000 shares of Common Stock at an exercise price of $9.25 per share, with annual vesting over a three year period. In addition, Mr. Walker received cash compensation in the amount of $10,000 per year, payable quarterly. This agreement expired on April 3, 2000.

     In February 2001, Gary L. Neil, a director of the Company since September 1998, passed away. In recognition of his valuable service to the Company over the years, the Board accelerated the vesting of all unvested options granted to Mr. Neil under the 1992 Stock Option Plan. Mr. Neil's unvested options under the Directors Plan were automatically accelerated pursuant to the Directors Plan. As a result, Mr. Neil's estate has 24 months from the date of Mr. Neil's death to exercise options to purchase 46,750 shares of Geron Common Stock.

     In February 2001, Ronald W. Eastman submitted his resignation from the Board, effective May 18, 2001. In recognition of Mr. Eastman's valuable service to the Company, the Board extended the time period for Mr. Eastman's exercise of the options previously granted to him under the 1992 Stock Option Plan (all of which were already immediately exercisable) until the earlier of May 18, 2004 or the tenth anniversary of the grant of the options.

                                   PROPOSAL 2
              APPROVAL OF AMENDMENT TO THE 1992 STOCK OPTION PLAN

     The Company's stockholders are being asked to approve an amendment to the Company's 1992 Stock Option Plan, as amended (the "Stock Option Plan") to increase the number of shares issuable thereunder by 750,000 shares. In February 2001, the Board amended the Stock Option Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the Stock Option Plan from 6,244,362 to 6,994,362. The Board adopted the amendment to ensure that the Company can continue to grant stock options, at levels determined appropriate by the Board, to attract and retain qualified employees and consultants.

     The Stock Option Plan was initially adopted by the Board of Directors in May 1992 and approved by the stockholders in July 1992 and has been amended several times since then. As of December 31, 2000, a total of 5,944,362 shares of Common Stock had been authorized for issuance under the Stock Option Plan. In addition, the Stock Option Plan provided for an automatic increase on the first trading day of the 1998, 1999, 2000 and 2001 calendar years of an additional number of shares equal to 2% of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year, with no such annual increase to exceed 300,000 shares. Taking into account the annual increase for 2001, a total of 6,244,362 shares of Common Stock have been authorized for issuance under the Stock Option Plan as of the date of this Proxy Statement. The last automatic 2% increase, of outstanding shares, in the authorized number of shares under the Plan occurred as of January 1, 2001.

     As of March 26, 2001, options to purchase a total of 3,559,823 shares were outstanding under the Stock Option Plan (net of canceled or expired options), and 392,944 shares remained available for future grants under the Stock Option Plan. As of March 26, 2001, the aggregate fair market value of shares subject to outstanding options under the Stock Option Plan was $38,047,388.

SUMMARY OF 1992 STOCK OPTION PLAN

     The following is a summary of the principal features of the Stock Option Plan, together with the applicable tax implications, which will be in effect if the proposed amendment to the Stock Option Plan is approved. The summary, however, does not purport to be a complete description of all the provisions of the Stock Option Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary to the Company at the Company's principal executive offices at 230 Constitution Drive, Menlo Park, California 94025.

  General

     The Stock Option Plan provides for grants to employees of the Company and any subsidiary of the Company (including officers and employee directors) of "incentive stock options" ("ISO's") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for grants of nonstatutory stock options ("NSO's") to employees (including officers and employee directors) and consultants (including non-employee directors) of the Company or any affiliate of the Company. As of March 26, 2001, eight executive officers and approximately 139 other employees and consultants (including non-employee directors) were eligible to participate in the Stock Option Plan. See "Federal Income Tax Aspects" below for information concerning the tax treatment of incentive stock options and nonstatutory stock options.

     The Stock Option Plan is not a qualified deferred compensation plan under
Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

  Purpose

     The purposes of the Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility; to give employees and consultants of the Company a greater personal stake in the success of the Company's business; to provide additional incentive to the employees and consultants of the Company to continue and advance in their employment and service to the Company; and to promote the success of the Company's business.

  Administration

     The Stock Option Plan is administered by the Company's Board of Directors or a committee of the Board (the "Administrator"). The Stock Option Plan is currently being administered by the Compensation Committee and the Stock Option Committee of the Board of Directors. With respect to executive officers of the Company (including executive officers who are also directors), the Stock Option Plan will be administered exclusively by the Compensation Committee of the Board of Directors. The Administrator may determine the terms of the options granted, including the exercise price, the number of shares subject to each option and the exercisability of the option. The Administrator also has the authority to select the individuals to whom options will be granted and to make any combination of grants to individuals. The Administrator's interpretation and construction of any provision of the Stock Option Plan are final and binding upon all participants. Members of the Board receive no additional compensation for their services in connection with the administration of the Stock Option Plan.

  Eligibility

     The Stock Option Plan provides that incentive stock options may be granted only to employees (including officers and employee directors) of the Company or any affiliate of the Company, while nonstatutory stock options may be granted not only to employees (including officers and employee directors), but also consultants (including non-employee directors) of the Company or any affiliate of the Company. The Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Stock Option Plan; the number of shares to be covered by each such grant; whether the granted option is to be an incentive stock option which satisfies the requirements of
Section 422 of the Code or a nonstatutory stock option not intended to meet such requirements; the time or times at which each such option is to become exercisable; and the maximum term for which the option is to remain outstanding.

     The Stock Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 500,000 shares subject to adjustment as provided in the Stock Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

  Stock Subject to the Stock Option Plan

     An aggregate of 6,244,362 shares (6,994,362 shares assuming the proposed amendment is approved) of Common Stock has been authorized for issuance under the Stock Option Plan, as amended, including the automatic annual increase for 2001. If stock option awards granted under the Stock Option Plan expire or otherwise terminate without being exercised, the shares of Common Stock not purchased pursuant to such award again become available for issuance under the Stock Option Plan.

  Terms of Options

     The following is a description of the permissible terms of options under the Stock Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price under the Stock Option Plan is determined by the Administrator and in the case of all incentive stock options granted under the Stock Option Plan, the exercise price must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all nonstatutory stock options must equal at least 85% of the fair market value of the Common Stock on the date of grant. The exercise price of any incentive stock option granted to an optionee who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a "10% Stockholder") must equal at least 110% of the fair market value of the Common Stock on the date of grant. An optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Geron to withhold a portion of the stock otherwise issuable to the optionee, by delivering already owned stock of Geron or by a combination of these means. At March 26, 2001, the closing sales price of a share of the Company's Common Stock as reported on the Nasdaq National Market was $10.69 per share.

     The consideration to be paid for shares issued upon exercise of options granted under the Stock Option Plan, including the method of payment, is determined by the Administrator and may consist entirely of cash; check; promissory note; shares of the Company's Common Stock which have been beneficially owned by the optionee for at least six months or which were not acquired directly or indirectly from the Company with a fair market value on the exercise date equal to the aggregate exercise price of the shares purchased; authorization for the Company to retain from the total number of shares as to which the option is exercised a number of shares having a fair market value on the exercise date equal to the aggregate exercise price of the shares issued; or delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payments by any combination of the above methods or any other consideration and method of payment permitted by law. In addition, the Stock Option Plan provides that the Administrator, in its sole discretion, may assist any optionee in the exercise of an option by permitting such optionee to pay the exercise price in installments over a period of years.

     Option Exercise. Each option may be exercised during the lifetime of the optionee only by such optionee or in the case of a nonstatutory stock option by a transferee under a qualified domestic relations order. Options granted under the Stock Option Plan generally vest in a series of installments at the rate of 12.5% of the total number of shares as of the six month period from the date of grant, and approximately 2.08% each month thereafter. Under certain circumstances, options may be exercised prior to vesting, subject to the Company's right to repurchase shares subject to such option at the exercise price paid per share. The Company's repurchase rights would terminate on a vesting schedule identical to the vesting schedule of the exercised option.

     Term. The Administrator determines the term of options. The term of a stock option granted under the Stock Option Plan may not exceed ten years; provided, however, that the term of an incentive stock option may not exceed five years for 10% Stockholders.

     In the event an optionee ceases to be employed or retained by the Company for any reason other than death or disability, each outstanding option held by such optionee will remain exercisable for the three-month period following the date of such cessation of employment or service. Should the optionee's employment or service terminate by reason of disability, each outstanding option will remain exercisable for the six month period following the date of such cessation of employment. Should the disability be deemed a permanent disability or should the optionee's employment terminate by reason of death, options held by such optionee will remain exercisable for 12 months following such cessation of employment or service. The Board will have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's termination of service.

  Adjustment Provisions

     In the event any change is made to the Common Stock issuable under the Stock Option Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments shall be made to (i) the aggregate number and/or class of shares issuable under the Stock Option Plan, (ii) the maximum number of shares for which any one person may be granted options per calendar year and (iii) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Administrator shall be final, binding and conclusive.

  Effect of Certain Corporate Events

     In the event of a transaction involving a change in control of the Company, the Stock Option Plan provides that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction. In addition, upon the occurrence of such a transaction, the Stock Option Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted under the Stock Option Plan will terminate.

  Duration and Amendment

     Unless terminated sooner through action by the Board of Directors, the Stock Option Plan shall terminate in 2002. The Board shall have complete and exclusive power and authority to amend or modify the Stock Option Plan in any or all respects whatsoever; provided, however, that no amendment or modification shall, without the consent of the holders, adversely affect the rights and obligations with respect to options outstanding under the Stock Option Plan; and provided, further, that the Board shall not, without the approval of the Company's stockholders, (i) increase the maximum number of shares issuable under the Stock Option Plan or the maximum number of shares for which any person may be granted options per calendar year, (ii) materially modify the eligibility requirements for the grant of options under the Stock Option Plan, (iii) materially increase the benefits accruing to Stock Option Plan participants or
(iv) increase the annual limitation on grants to participants under the Stock Option Plan.

  Restrictions on Transfer

     An option is nontransferable by the optionee other than by will or the laws of descent and distribution, provided, however, that certain nonstatutory stock options may be transferable. An option is exercisable during the optionee's lifetime only by the optionee or permitted transferee and in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of death of the optionee or permitted transferee.

  Federal Income Tax Aspects

     The following is a brief summary of the U.S. federal income tax consequences of transactions under the Stock Option Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax law of any state, municipality or non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all participants under the Stock Option Plan to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Stock Option Plan.

     Options granted under the Stock Option Plan may be either "incentive stock options," which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options, which will not so qualify.

     If an option granted under the Stock Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax (see discussion below). The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares acquired upon exercise more than two years after grant of the option and one year after such exercise, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation under U.S. tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee's current earnings. Upon resale of such shares by the optionee, any difference between the sales price and the fair market value of the shares as of the date of exercise of the option will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from the date of exercise.

     In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a nonstatutory stock option. As a result there is no taxable income to the holders when the holders are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of adjustment" for the holders for purposes of the alternative minimum tax. Gain realized by the holders on the sale of shares of Common Stock acquired through exercise of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the holders dispose of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the holder. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the holders must recognize ordinary income. If such a sale or disposition takes place in the year in which the holders exercise the option, the income the holders recognize upon their sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the holders sell or otherwise dispose of the shares before the end of the one-year and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the holders recognize on the disposition of the shares.

     If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year.

  Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Code enacted as part of the Omnibus Budget Reconciliation Act of 1993, provides that a publicly held corporation cannot deduct compensation of a covered employee (the Chief Executive Officer and the four other most highly compensated employees for the taxable year whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended) to the extent the compensation exceeds $1 million per tax year. There is a statutory exception to this limitation for compensation based on the attainment of performance goals. Income derived from stock options will qualify for this exception and thus be treated as performance-based compensation if granted in accordance with the requirements set forth in Section 162(m). The 1992 Stock Option Plan complies with those requirements. However, because the 1992 Stock Option Plan is being amended to increase the number of shares of Common Stock reserved for issuance under the 1992 Stock Option Plan, the Company is again required to obtain stockholder approval for the amended plan in order for the options to continue to qualify as performance-based compensation under Section 162(m).

                                 REQUIRED VOTE

     Stockholders are requested in this Proposal 2 to approve the amendment to the Stock Option Plan to increase the number of shares reserved for issuance thereunder by 750,000 shares. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to approve the proposal. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the proposal.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 2

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company's independent auditors since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

                                 REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the proposal.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                     THE STOCKHOLDERS VOTE "FOR" PROPOSAL 3

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percentage of the outstanding shares of the Common Stock, which, according to the information supplied to Geron, are beneficially owned by (i) each person who, to Geron's knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission, is the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each person who is currently a director, two of whom are also nominees for election as a director, (iii) each Named Executive Officer, as defined on page 16 hereof, and (iv) all current directors and executive officers as a group. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of March 26, 2001. Except to the extent indicated in the footnotes to the following table, to Geron's knowledge, the person or entity listed has sole voting or dispositive power to the shares which are deemed beneficially owned by such person or entity.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                                                              NUMBER OF    PERCENT OF
                      BENEFICIAL OWNER                         SHARES        TOTAL
                      ----------------                        ---------    ----------
DIRECTORS/NOMINEES AND NAMED EXECUTIVE OFFICERS:
Alexander E. Barkas, Ph.D.(2)...............................    126,578          *
Ronald W. Eastman(3)........................................    298,485       1.36%
Edward V. Fritzky(4)........................................     33,100          *
Thomas D. Kiley, Esq.(5)....................................     85,900          *
Gary L. Neil(6).............................................     46,750          *
Robert B. Stein, M.D., Ph.D.(7).............................         --          *
John P. Walker(8)...........................................     25,200          *
David J. Earp, J.D., Ph.D.(9)...............................     38,866          *
David L. Greenwood(10)......................................    212,474          *
Calvin B. Harley, Ph.D.(11).................................    201,020          *
Thomas B. Okarma, Ph.D., M.D.(12)...........................    335,618          *
Richard L. Tolman, Ph.D.(13)................................     39,895          *
All directors and executive officers as a group (15
  persons)..................................................  1,515,527       6.55%
5% BENEFICIAL HOLDERS:
3i plc(14)..................................................  1,195,000       5.49%
  91 Waterloo Road
  London, United Kingdom SE1 8XP
RGC International Investors, LDC(15)........................  2,393,230      10.68%
  251 Saint Asaphs Road, 3 Bala Plaza East, Suite 501
  Bala Cynwyd, PA 19004

---------------
  *  Represents beneficial ownership of less than 1% of the Common Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 26, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

 (2) Includes 28,593 shares held directly by Alexander E. Barkas, 882 shares held by Lynda Wijcik, the spouse of Dr. Barkas, and 97,103 shares issuable upon the exercise of outstanding options held by Dr. Barkas exercisable within 60 days of March 26, 2001.

 (3) Includes an aggregate of 13,000 shares held by Patricia Eastman, the spouse of Ronald W. Eastman, as custodian for Mr. Eastman's three minor children. Also includes 65,441 shares held directly by Mr. Eastman and 220,044 shares issuable upon the exercise of outstanding options held by Mr. Eastman exercisable within 60 days of March 26, 2001. Mr. Eastman separated employment from the Company in July 1999 but has continued as a director until his resignation from the Board, effective May 18, 2001.

 (4) Represents 33,100 shares issuable upon the exercise of outstanding options held by Edward V. Fritzky exercisable within 60 days of March 26, 2001.

 (5) Includes 7,352 shares held directly by Thomas D. Kiley, 9,705 shares held by the Kiley Family Partnership and 14,302 shares held by the Thomas D. Kiley and Nancy L.M. Kiley Revocable Trust under Agreement dated August 7, 1981. Also includes 54,541 shares issuable upon the exercise of outstanding options held by Mr. Kiley exercisable within 60 days of March 26, 2001.

 (6) Represents 46,750 shares issuable upon the exercise of outstanding options held by Gary L. Neil exercisable within 60 days of March 26, 2001. Mr. Neil passed away in February 2001.

 (7) Represents no shares issuable upon the exercise of outstanding options held by Robert B. Stein exercisable within 60 days of March 26, 2001.

 (8) Represents 25,200 shares issuable upon the exercise of outstanding options held by John P. Walker exercisable within 60 days of March 26, 2001.

 (9) Includes 2,721 shares held directly by David J. Earp and 36,145 shares issuable upon the exercise of outstanding options held by Dr. Earp exercisable within 60 days of March 26, 2001.

(10) Represents 212,474 shares issuable upon the exercise of outstanding options held by David L. Greenwood exercisable within 60 days of March 26, 2001.

(11) Includes 12,217 shares held by the Harley Family Trust and 188,803 shares issuable upon the exercise of outstanding options held by Dr. Harley exercisable within 60 days of March 26, 2001.

(12) Represents 335,618 shares issuable upon the exercise of outstanding options held by Thomas B. Okarma exercisable within 60 days of March 26, 2001.

(13) Represents 39,895 shares issuable upon the exercise of outstanding options held by Richard L. Tolman exercisable within 60 days of March 26, 2001.

(14) Based on information obtained from transfer agent.

(15) Based on Schedule 13G filed by RGC International Investors, LDC.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the annual and long-term compensation for services rendered to Geron in all capacities for the fiscal years ended December 31, 2000, 1999 and 1998 of those persons who were, at December 31, 2000, (i) the chief executive officer, (ii) the other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 2000 fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                                                         AWARDS
                                                   ANNUAL COMPENSATION                             -------------------
                                      ---------------------------------------------   RESTRICTED       SECURITIES
                                                                     OTHER ANNUAL       STOCK          UNDERLYING
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)        OPTIONS(#)
    ---------------------------       ----   ---------   --------   ---------------   ----------   -------------------
Thomas B. Okarma, M.D., Ph.D.(1)....  2000   $300,000    $95,000        $    --          $ --                 --
  President and Chief Executive       1999    277,590     41,540             --            --            335,000
  Officer                             1998    231,615     60,180             --            --            370,000
David J. Earp, J.D., Ph.D.(2).......  2000    205,000     24,600             --            --                 --
  Vice President of Intellectual      1999     51,250     26,440          3,000(3)         --             85,000
  Property
David L. Greenwood..................  2000    250,000     30,000             --            --                 --
  Chief Financial Officer,            1999    240,000     35,900         12,000(4)         --             95,000
  Senior Vice President of Corporate  1998    205,000     62,280         30,000(5)         --            241,341
  Development, Treasurer, and
  Secretary
Calvin B. Harley, Ph.D. ............  2000    239,200     23,900             --            --                 --
  Chief Scientific Officer            1999    239,200     35,880             --            --             45,000
                                      1998    223,750     58,190             --            --            194,805
Richard L. Tolman, Ph.D.(6).........  2000    185,000     18,500             --            --                 --
  Vice President of Drug Discovery    1999     76,250     27,170         51,411(7)         --             40,000

---------------
(1) Dr. Okarma joined the Company in December 1997. He was promoted to President and Chief Executive Officer in July 1999.

(2) Dr. Earp joined the Company in June 1999. He was promoted to Vice President of Intellectual Property in October 1999.

(3) Other annual compensation consists of monthly housing expenses of $1,500 per month.

(4) Other annual compensation consists of monthly housing expenses of $1,000 per month.

(5) Other annual compensation consists of monthly housing expenses of $2,500 per month.

(6) Dr. Tolman joined the Company in December 1998. He was promoted to Vice President of Drug Discovery in August 1999.

(7) Other annual compensation consists of monthly housing expenses of $2,000 per month and moving expenses.

STOCK OPTION GRANTS IN FISCAL YEAR 2000

     No stock options were granted to the Chief Executive Officer and the Named Executive Officers during the year ended December 31, 2000. No stock appreciation rights were granted during the year.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock options exercised during the year ended December 31, 2000 by the Chief Executive Officer and Named Executive Officers and unexercised stock options held as of the end of such fiscal year by such persons:

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-
                                                                OPTIONS AT FISCAL        THE-MONEY OPTIONS AT
                                SHARES                           YEAR-END(2)($)          FISCAL YEAR-END(3)($)
                              ACQUIRED ON       VALUE        -----------------------   -------------------------
            NAME              EXERCISE(#)   REALIZED(1)($)     VESTED      UNVESTED      VESTED       UNVESTED
            ----              -----------   --------------   ----------   ----------   -----------   -----------
Thomas B. Okarma, Ph.D.,
  M.D. .....................        --        $       --      $271,032     $348,968    $2,275,703    $2,244,177
David J. Earp, J.D.,
  Ph.D. ....................     5,000           131,800        23,229       56,771       114,862       268,928
David L. Greenwood..........    40,000         1,069,949       177,678      154,674     1,746,017     1,210,630
Calvin B. Harley, Ph.D. ....     5,000           116,215       164,882      106,406     1,776,902       926,735
Richard L. Tolman, Ph.D. ...        --                --        28,333       46,667       126,471       200,754

---------------
(1) Fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market or the actual sales price if the shares were sold by the optionee on the same date) less the exercise price.

(2) These stock options, which were granted under the 1992 Stock Option Plan, are exercisable in a series of installments measured from the vesting commencement date generally over 48 months, provided that each Named Executive Officer continues to provide services to the Company. In the event of certain transactions involving changes in control of the Company, the options will vest in full. The maximum term of each option grant is ten years from the date of grant.

(3) Based on the closing sales price of the Common Stock as of December 29, 2000, quoted on the Nasdaq National Market ($15.44 per share), minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND CHANGE OF CONTROL AGREEMENTS

     The Company does not have any employment agreements with any of the Named Executive Officers.

     In the event of a change in control of the Company, the 1992 Stock Option Plan provides that each outstanding option will accelerate so that each option will be fully exercisable for all of the shares subject to such option immediately prior to the effective date of the transaction. In addition, upon the occurrence of such transaction, the Stock Option Plan provides that all of the outstanding repurchase rights of the Company with respect to shares of Common Stock acquired upon exercise of options granted under the 1992 Stock Option Plan will terminate.

                        COMPENSATION COMMITTEE REPORT(1)

     In 2000, the Compensation Committee of the Board of Directors (the "Committee") consisted of Dr. Barkas and Mr. Walker, neither of whom is an officer or an employee of the Company. The Committee is responsible for making recommendations and taking actions concerning salaries and incentive compensation of officers and employees of the Company, including the award of stock options under the Company's stock option plan. In particular, the Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer and other executive officers on an annual basis. Executive officers who are also directors are not present during the discussion of their compensation.

PHILOSOPHY

     The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

     - competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives and are included in the Nasdaq-Pharmaceutical Index;

     - annual incentive programs which are designed to encourage executives to focus on the achievement of specific short-term corporate goals as well as longer-term strategic objectives; and

     - equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for achievements which benefit the Company's stockholders.

     In the biopharmaceutical industry, many traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. Because of the Company's current stage of development, the Committee evaluates other indications of performance, such as progress of the Company's research and development programs and corporate development activities, as well as the Company's success in securing capital sufficient to enable the Company to continue research and development activities. These considerations necessarily involve an assessment by the Committee of individual and corporate performance. In addition, total compensation paid by the Company to its executive officers is designed to be comparable to compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee may review both independent survey data as well as data gathered internally.

EXECUTIVE OFFICER COMPENSATION

     Compensation for each of the Company's executive officers, including the Chief Executive Officer, generally consists of three elements: a cash salary, a cash incentive bonus and stock option grants with exercise prices generally set at the fair market value at the time of the grant. Base salaries are determined at the beginning of the fiscal year, whereas cash bonuses are awarded on a discretionary basis, usually following the Company's fiscal year-end, and are based on the achievement of corporate and individual goals set by the Board and the Company's Chief Executive Officer at the beginning of the year, as well as the financial condition and prospects for the Company.

     The Company has used the grant of options under its 1992 Stock Option Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

continuing financial incentive to maximize long-term value to stockholders and to make each executive's total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer's position and level of responsibility within the Company, the officer's existing stock and option holdings, and the potential reward to the officer if the stock price appreciates in the public market.

     In January 2001, the Committee met to evaluate the Company and individual performance against the goals for 2000. These goals included the progressive development of the Company's scientific programs, establishment of collaborative partnerships and the obtainment of additional funding for the Company's operations. The Committee determined that the Company successfully achieved many of its objectives. As a result, based on corporate performance, the Committee recommended that individual executive officers receive cash bonuses, depending on the Committee's assessment of individual performance, of up to 20% of such officer's eligible 2000 compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

     At the end of 2000, the Committee increased the base salary of Dr. Okarma by approximately 14%. Dr. Okarma's salary had not been adjusted since July 1999 when he was promoted to President and Chief Executive Officer. Dr. Okarma's contributions to the performance of the Company included continued development of the Company's research programs as well as strategy and structure for product development of the Company's technology platforms. Dr. Okarma's salary was also reviewed in comparison to compensation paid to chief executive officers of other companies in the biopharmaceutical industry. In making its determination with respect to the bonus to be awarded to Dr. Okarma for 2000, the Committee's assessment was that Dr. Okarma had significant impact in achieving company performance objectives for 2000.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders.

     The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. Having considered the requirements of Section 162(m), the Compensation Committee believes that stock option grants to date meet the requirement that such grants be "performance-based" and are, therefore, exempt from the limitations on deductibility. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

     Alexander E. Barkas, Ph.D.                  John P. Walker

                              PERFORMANCE GRAPH(1)

     The following graph compares total stockholder returns of the Company since its initial public offering of Common Stock on July 31, 1996 to two indices: the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market-U.S. Companies (the "Nasdaq-US") and the Nasdaq Pharmaceutical Index (the "Nasdaq-Pharmaceutical"). The total return for the Company's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on the Company's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on the Nasdaq National Market (the "NNM"). The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on the NNM. The Company's Common Stock is traded on the NNM and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical.

           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE THE COMPANY'S INITIAL PUBLIC OFFERING ON JULY 31, 1996(2)
[PERFORMANCE GRAPH]

                                                        NASDAQ US                 NASDAQ PHARM                    GERON
                                                        ---------                 ------------                    -----
07/31/96                                                   100                         100                         100
09/30/96                                                   114                         115                          90
12/31/96                                                   119                         111                         171
03/31/97                                                   113                         106                         126
06/30/97                                                   133                         114                          97
09/30/97                                                   156                         128                         140
12/31/97                                                   146                         115                         106
03/31/98                                                   171                         126                         160
06/30/98                                                   176                         117                         121
09/30/98                                                   159                         110                          79
12/31/98                                                   206                         146                         140
03/31/99                                                   231                         161                         129
06/30/99                                                   253                         164                         135
09/30/99                                                   259                         188                         135
12/31/99                                                   383                         275                         163
03/31/00                                                   430                         338                         358
06/30/00                                                   374                         375                         413
09/29/00                                                   344                         412                         366
12/29/00                                                   230                         342                         199

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the Nasdaq-US and the Nasdaq-Pharmaceutical on July 31, 1996. The cumulative total return on the Company's stock has been computed based on an initial price of $7.75 per share, the price at which the Company's shares closed on the first day of trading.

                           AUDIT COMMITTEE REPORT(1)

     The Audit Committee of Geron Corporation's Board of Directors is comprised of independent directors as required by the listing standards of Nasdaq. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

     The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Submitted on February 23, 2001 by the members of the Audit Committee of the Company's Board of Directors.

                                          Alexander E. Barkas, Ph.D.
                                          Thomas D. Kiley, Esq.
                                          John P. Walker

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                            INDEPENDENT ACCOUNTANTS

     The firm of Ernst & Young LLP, our independent accountants for the fiscal year ended December 31, 2000, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 2001. The Company has been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company or its affiliates.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the stockholders.

AUDIT FEES

     The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2000 fiscal year were $97,600.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not render any professional services to the Company of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

ALL OTHER FEES

     The aggregate fees billed for services rendered by Ernst & Young LLP other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2000 fiscal year were $144,702. The Audit Committee of the Company's Board of Directors has concluded that the provision of these non-audit services is compatible with maintaining Ernst & Young LLP's independence.

                              CERTAIN TRANSACTIONS

     In December 1993, the Company provided an interest-free loan to Calvin B. Harley, Chief Scientific Officer, in the principal amount of $150,000, due December 1, 1996, pursuant to a note secured by a second deed of trust to Dr. Harley's residence in Palo Alto, California. On December 1, 1996, the Company agreed to extend the due date of the interest-free loan to December 31, 1998. In February 1999, the Company agreed to restructure the loan and extend the due date to December 31, 2002. The loan will be paid through annual installments of $37,500. As of December 31, 2000, the outstanding balance on this loan was $87,500.

     In August 1999, the Company provided an interest-free loan to David J. Earp, Vice President of Intellectual Property, in the principal amount of $100,000 due in two installments: one-half of the principal balance in August 2002 and the remainder in August 2003. As of December 31, 2000, the outstanding balance on this loan was $100,000.

     In addition, the Company has entered into consulting arrangements with Messrs. Kiley and Walker. Also, the Board accelerated the vesting schedule for options previously granted to Mr. Neil and extended the term of exercisability for Mr. Neil's outstanding options and Mr. Eastman's outstanding options. See "Compensation of Directors."

     The Company has entered into indemnity agreements with all of its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason for his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively "Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal year ended December 31, 2000, all Reporting Persons complied with the applicable filing requirement, except that (i) Mr. Eastman failed to timely file two Form 4's reporting twenty-one transactions, (ii) Dr. Harley failed to timely file a Form 4 reporting four transactions, (iii) Mr. Greenwood failed to timely file a Form 4 reporting twelve transactions, (iv) Mr. Neil failed to timely file a Form 4 reporting one transaction, and (v) Dr. Stein failed to timely file a Form 4 reporting twenty-three transactions. All of such late or incorrect reports were ultimately filed or were corrected in subsequent filings.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The Company expects to hold its 2002 Annual Meeting of Stockholders in May 2002. All proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be directed to the attention of Geron's Secretary, at the address set forth on the first page of this proxy statement, so that it is received by December 14, 2001, if they are to be considered for possible inclusion in the proxy statement and form of proxy used in connection with such meeting. In compliance with the Securities Exchange Act Rule 14a-8, stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not less than 10 and nor more than 60 days prior to the date of the meeting. In addition, the Company's Bylaws provide for notice procedures to recommend a person for nomination as a director and to propose business to be considered by stockholders at a meeting. Copies of the Company's Bylaws may be obtained from Geron's Secretary.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                        /s/ DAVID L. GREENWOOD
                                          DAVID L. GREENWOOD
                                          Secretary

March 28, 2001

                                   APPENDIX A

AUDIT COMMITTEE CHARTER

  Organization

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the management of Geron Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

  Statement of Policy

     The Audit Committee shall provide assistance to the corporate Directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of Geron Corporation, and the quality of the financial reports of Geron Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Directors, the independent auditors and the financial management of Geron Corporation.

  Responsibilities

     In carrying out its responsibilities, the Audit Committee will act to ensure to the Directors and stockholders that the corporate accounting and reporting practices of Geron Corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     - review and recommend to the Directors the independent auditors to be selected to audit the financial statements of Geron Corporation and its divisions and subsidiaries.

     - review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of Geron Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     - review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or new adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent auditors their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates.

     - report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors' questions (alternatively, the other Directors, particularly the other independent Directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

     - review the financial statements contained in the annual report to stockholders with management and independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

     - provide sufficient opportunity for the independent auditors to meet with members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of Geron Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

     - investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                               GERON CORPORATION

                             1992 STOCK OPTION PLAN
                       (AS AMENDED THROUGH FEBRUARY 2001)


I. PURPOSES OF THE PLAN

        This 1992 Stock Option Plan (the "Plan") is intended to promote the interests of Geron Corporation, a Delaware corporation (the "Corporation"), by providing a method whereby eligible individuals who provide valuable services to the Corporation (or its parent or subsidiary corporations) may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation (or its parent or subsidiary corporations).

        For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

               (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.     ADMINISTRATION OF THE PLAN

        A. A Committee comprised of non-employee members of the Board who satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act") as it is then in effect to exempt stock awards made hereunder from the short-swing profit recovery rules of Section 16(b) of the 1934 Act (the "Primary Committee") shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

B. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board's discretion, be vested in the Primary Committee or a second committee comprised of one or more Board members ( the "Secondary Committee"), or the Board may retain the power to administer the Plan with respect to all such persons. The members of the Secondary Committee may be individuals who are Employees eligible to receive option grants under the Plan or any stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary) or who have any other business relationship with the Company outside their roles as members of the Board.

        C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

        D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any option thereunder.

        E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any grants under the Plan.

III.    ELIGIBILITY FOR OPTION GRANTS

        A. The persons eligible to receive option grants under the Plan are as follows:

               (i) key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations);

               (ii) the non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporation; and

               (iii) those Consultants who provide valuable services to the Corporation (or its parent or subsidiary corporations).

        B. Each Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Plan, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of
Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

IV.     STOCK SUBJECT TO THE PLAN

        A. The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of shares which may be issued over the term of the Plan shall not exceed 6,994,362 shares. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section IV.

        B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of the 1997, 1998, 1999, 2000 and 2001 calendar years by an amount equal to two percent (2%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year; but in no event shall any such annual increase exceed 300,000 shares.

        C. No one person participating in the Plan may receive options for more than 500,000 shares of Common Stock per calendar year, beginning with the 1996 calendar year.

        D. Shares subject to outstanding options shall be available for subsequent option grants under the Plan to the extent (i) options expire or terminate for any reason prior to exercise in full and (ii) options are cancelled in accordance with the cancellation-regrant provisions of Section VIII of the Plan. Shares subject to outstanding options shall not be available for subsequent option grants under the Plan to the extent options are surrendered in accordance with the limited cash-out rights provisions of Section IX of the Plan. Shares repurchased by the Corporation pursuant to its repurchase rights under the Plan shall not be available for subsequent option grants.

        E. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments shall be made to
(i) the aggregate number and/or class of shares issuable under the Plan, (ii) the number of shares for which any one person may be granted options per calendar year and (iii) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

V.      TERMS AND CONDITIONS OF OPTIONS

        A. Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees (as defined in subsection D.3 below) may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section VI.

        B. Option Price.

               1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than eighty-five percent (85%) of the Fair Market Value (as defined below) of a share of Common Stock on the date of the option grant.

               2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section X and the instrument evidencing the grant, be payable in one or more of the forms specified below:

                    (i) cash or check drawn to the Corporation's order;

                    (ii) in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                    (iii) to the extent the option in exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee is to provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) concurrently to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

                    For purposes of this subparagraph 2, the Exercise Date shall be the first date on which there shall have been delivered to the Corporation both written notice of the exercise of the option and, except to the extent such sale and remittance procedure is utilized, payment of the option price for the purchased shares.

               3. The Fair Market Value of a share of Common Stock on any relevant date under subparagraphs 1 or 2 above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                    (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                    (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the value determined pursuant to subparagraphs (i) and (ii) above does not accurately reflect the Fair Market Value of the Common Stock, then such Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

        C. Term and Exercise of Options.

               Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No such option, however, shall have a maximum term in excess of ten
(10) years from the grant date and no Incentive Option granted to a 10% Stockholder shall have a maximum term in excess of five (5) years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

        D. Effect of Termination of Employment.

               1. Except to the extent otherwise provided pursuant to subparagraph 4 below, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

                    - Should the optionee cease to remain in Service for any reason other than death or Disability, then the period during which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service.

                    - Should the optionee's Service terminate by reason of Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be limited to the six (6)-month period following the date of such cessation of Service. However, should such Disability be deemed to constitute Permanent Disability, then the period during which each outstanding option held by the optionee is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be limited to the twelve (12)-month period following the date of the optionee's cessation of Service by reason of such Permanent Disability. For the purposes of the Plan, Disability shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                    - Should the optionee die while holding one or more outstanding options, then the period during which each such option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the optionee's death. During such limited period, the option may be exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution.

                    - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the optionee's cessation of Service, terminate and cease to be outstanding with respect to any option shares for which the option is not at that time exercisable or in which the optionee is not otherwise at that time vested.

               2. Under no circumstances shall any option be exercisable after the specified expiration date of the option term.

               3. For all purposes under the Plan, unless specifically provided otherwise in the option agreement evidencing the option grant and/or the purchase agreement evidencing the purchased shares, the optionee shall be deemed to remain in Service for so long as such individual renders services on a periodic basis to the Corporation or any parent or subsidiary corporation in the capacity of an Employee, a non-employee member of the Board of Directors or a consultant. The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

               4. The Board shall have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's termination of Service from the three (3)-month (six (6) months in the case of Disability or twelve (12) months in the case of death or Permanent Disability) or shorter period set forth in the option agreement to such greater period of time as the Board shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term.

        E. Stockholder Rights. An optionee shall have none of the rights of a stockholder with respect to the shares subject to the option until such individual shall have exercised the option and paid the option price.

        F. Repurchase Rights. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

               1. The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Corporation (or its assignees) shall have the right, exercisable upon the optionee's cessation of Service, to repurchase at the option price all or (at the discretion of the Corporation and with the consent of the optionee) part of the unvested shares of Common Stock at the time held by the optionee. Any such repurchase right shall be exercisable by the Corporation (or its assignees) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service) as the Plan Administrator may specify in the instrument evidencing such right.

               2. All of the Corporation's outstanding repurchase rights shall automatically terminate upon the occurrence of any Corporate Transaction under
Section VII.

        G. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in accordance with the terms of a Qualified Domestic Relations Order. The assigned option may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate

VI. INCENTIVE OPTIONS

        The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

        A. Option Price. The option price per Share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. If the individual to whom the option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of one share of Common Stock on the grant date.

        B. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

               Except as modified by the preceding provisions of this Section VI, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

VII. CORPORATE TRANSACTIONS

        A. In the event of one or more of the following transactions (a "Corporate Transaction"):

                    (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                    (iii) any reverse merger in which the Corporation is the surviving entity but in which all of the Corporation's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary, then each option outstanding under the Plan shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

        B. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor Corporation (or parent thereof).

        C. Each outstanding option which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.

        D. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

        E. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII. CANCELLATION AND REGRANT OF OPTIONS

        The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of Fair Market Value of the Common Stock on the new grant date (or one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option or, in the case of an Incentive Option granted to a 10% Stockholder, not less than one hundred and ten percent (110%) of such Fair Market Value).

IX. CASH-OUT OF OPTIONS

        A. Once the Corporation's outstanding Common Stock is registered under
Section 12(g) of the 1934 Act, one or more optionees subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited cash-out rights to operate in tandem with their outstanding options under the Plan. Any option with such a limited right in effect for at least six (6) months shall automatically be cancelled upon the acquisition of fifty percent (50%) or more of the Corporation's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Corporation who participate in this Plan) pursuant to a tender or exchange offer made by a person or group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) which the Board does not recommend the Corporation's stockholders to accept. In return for the cancelled option, the optionee shall be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Cash-Out Price of the shares of Common Stock in which the optionee is vested under the cancelled option over (ii) the aggregate option price payable for such vested shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the completion of such tender or exchange offer, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such cancellation and distribution.

        B. For purposes of calculating the cash distribution, the Cash-Out Price per share of the vested Common Stock subject to the cancelled option shall be deemed to be equal to the greater of (i) the Fair Market Value per share on the date of surrender, as determined in accordance with the valuation provisions of subsection V.B.3, or (ii) the highest reported price per share paid in effecting the tender or exchange offer. However, if the cancelled option is an Incentive Option, then the Cash-Out Price shall not exceed the value per share determined under clause (i) above.

        C. The shares of Common Stock subject to any option cancelled for an appreciation distribution in accordance with this Section IX shall not be available for subsequent option grants under the Plan.

X. TAX WITHHOLDING

        A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:

               (i) Stock Withholding. The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               (ii) Stock Delivery. The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

XI. LOANS

        A. The Plan Administrator may assist any optionee (including an optionee who is an officer or director of the Corporation) in the exercise of one or more options granted to such optionee, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by

                    (i) authorizing the extension of a loan from the Corporation to such optionee, or

                    (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years.

        B. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be established by the Plan Administrator in its sole discretion. Loans or installment payments may be granted with or without security or collateral. However, any loan made to a consultant or other non-employee advisor must be secured by property other than the purchased shares of Common Stock. In all events, the maximum credit available to each optionee may not exceed the sum of (i) the aggregate option price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the optionee in connection with such exercise.

        C. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

XII. NO EMPLOYMENT OR SERVICE RIGHTS

        Nothing in the Plan shall confer upon the optionee any right to continue in the service or employ of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining such optionee) or of the optionee, which rights are hereby expressly reserved by each, to terminate the Service of the optionee at any time for any reason, with or without cause.

XIII. AMENDMENT OF THE PLAN

        A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect the rights and obligations with respect to options at the time outstanding under the Plan; and provided, further that the Board shall not, without the approval of the Corporation's stockholders, (i) increase the maximum number of shares issuable under the Plan or the maximum number of shares for which any person may be granted options per calendar year, except for permissible adjustments under Section IV, (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) materially increase the benefits accruing to Plan participants.

        B. Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one (1) year thereafter such amendment is approved by the Corporation's stockholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

XIV. EFFECTIVE DATE AND TERM OF PLAN

        A. The Plan became effective when adopted by the Board on May 21, 1992 and was approved by the Corporation's stockholders on July 8, 1992. On November 13, 1992 the Board adopted an increase in the maximum aggregate number of shares issuable over the term of the Plan from 650,000 to 1,650,000 shares. The increase was approved by the Corporation's stockholders on December 8, 1992. On August 11, 1993 the Board adopted a further increase in the maximum aggregate number of shares issuable over the term of the Plan from 1,650,000 to 2,150,000 shares. The increase was approved by the Corporation's stockholders on October 8, 1993. On January 13, 1994, the Board approved a further increase in the aggregate number of shares issuable over the term of the Plan from 2,150,000 to 2,500,000 shares. The increase was approved by the Corporation's stockholders on June 28, 1994. On September 14, 1994, the Board approved a further increase of 3,385,000 shares in the aggregate number of shares issuable over the term of the Plan bringing the new aggregate to 5,885,000 shares. The increase was approved by the Corporation's stockholders on October 5, 1994. On April 25, 1996, the Board approved a further increase of 2,800,000 shares in the aggregate number of shares issuable over the term of the Plan bringing the new aggregate to 8,685,000 shares, subject to stockholder approval of the 2,800,000-share increase within twelve (12) months of the date of approval by the Board. On May 22, 1996, the Board approved certain amendments to the Plan in connection with the filing of a Registration Statement for the initial public offering of the Company's Common Stock, subject to shareholder approval of such changes within twelve (12) months of the date of approval by the Board. Options may be granted in reliance on the 2,800,000 share increase prior to approval of such increase by the Corporation's stockholders but no option granted in reliance on such increase shall become exercisable, in whole or in part, unless and until the increase shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the increase, then all options previously granted in reliance on such increase shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan. In July 1996, in conjunction with the 3.4 for one reverse stock split, the aggregate number of shares issuable over the term of the Plan became 2,554,412 shares from 8,685,000 shares. In April 1997, the Board approved a further increase of 800,000 shares in the aggregate number of shares issuable over the term of the Plan. On May 23, 1997, the stockholders approved the amendment bringing the new aggregate number of shares issuable over the term of the Plan to 3,555,219 shares, taking into account the annual increase for 1997. In March 1998, the Board approved a further increase of 500,000 shares in the aggregate number of shares issuable over the term of the Plan. On May 29, 1998, the stockholders approved the amendment bringing the new aggregate number of shares issuable over the term of the Plan to 4,271,137 shares, taking into account the annual increase for 1998. In March 1999, the Board approved a further increase of 600,000 shares in the aggregate number of shares issuable over the term of the Plan. On May 28, 1999, the stockholders approved the amendment bringing the new aggregate number of shares issuable over the term of the Plan to 5,144,362, taking into account the annual increase for 1999. In March 2000, the Board approved a further increase of 500,000 shares in the aggregate number of shares issuable over the term of the Plan. On May 26, 2000, the stockholders approved the amendment bringing the new aggregate number of shares issuable over the term of the Plan to 5,944,362, taking into account the annual increase for 2000. In February 2001, the Board approved a further increase of 750,000 shares in the aggregate number of shares issuable over the term of the Plan.

        B. Unless sooner terminated in accordance with Section VII, the Plan shall terminate upon the earlier of (i) the expiration of the ten (10) year period measured from the date of the Board's adoption of the Plan, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or surrender of options granted hereunder or (iii) the termination of all outstanding options in connection with a Corporate Transaction. If the date of termination is determined under clause (i) or

(iii) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

XV. USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

XVI. REGULATORY APPROVALS

        The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               GERON CORPORATION
                      2001 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of Geron Corporation, a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 28, 2001, and hereby appoints Thomas B. Okarma and David L. Greenwood, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2001 Annual Meeting of Stockholders of Geron Corporation to be held on May 18, 2001, at 9:00 a.m., at the headquarters of the Company at 230 Constitution Drive, Menlo Park, California 94025, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

    This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of two Class II Directors to hold office until the annual meeting of stockholders in the year 2004; (2) for the approval and ratification of an amendment to the Company's 1992 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 750,000 shares; (3) for ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2001 and as said proxies deem advisable on such other matters as may come before the meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark your votes as in this example.

1. Election of Class II Directors.    [ ]  FOR all nominees (except as
   indicated)    [ ]  WITHHOLD authority to vote for all nominees

   Nominees: Thomas D. Kiley and Edward V. Fritzky

   If you wish to withhold authority to vote for any individual nominee, strike a line through that individual's name.

2. To approve and ratify an amendment to the Company's 1992 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for
   issuance thereunder by 750,000 shares.    [ ]  FOR      [ ]  AGAINST      [
   ]  ABSTAIN

3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

   [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN
                                                  Note: This Proxy should be
                                                  marked, dated, signed by the
                                                  stockholder(s) exactly as his
                                                  or her name appears hereon,
                                                  and returned in the enclosed
                                                  envelope.

                                                  SIGNATURE(s):
                                                        ------------------------

                                                  DATE:
                                                     ---------------------------

                                                  Please sign exactly as name(s)
                                                  appears hereon. When shares
                                                  are held by joint tenants,
                                                  both should sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee, or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.